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EXHIBIT 10.3

                                   PENGE CORP.
                      NON-STATUTORY STOCK OPTION AGREEMENT
                                (______________)

         This AGREEMENT is between Penge Corp., a Nevada corporation (the "COMPANY"), and ____________ (the "OPTIONEE"), pursuant to the Company's 2002 Incentive Stock Plan (the "PLAN"). The Company and the Optionee agree as follows:

         1. OPTION GRANT. The Company hereby grants to the Optionee, on the terms and conditions of this Agreement, the right and the option (the "OPTION") to purchase all or any part of _______________ (_________) shares of the Company's Common Stock at a purchase price of ___________ ($____) per share. The terms and conditions of the Option grant set forth in attached Exhibit A are incorporated into and made a part of this Agreement. The Option will not be treated as an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and is therefore a Non-Statutory Stock Option.

         2. GRANT DATE; EXPIRATION DATE. The Grant Date for this Option is September 1, 2003. The Option shall continue in effect until the tenth anniversary of the Grant Date (the "EXPIRATION DATE") unless earlier terminated as provided in Sections 5 or 6 of Exhibit A. The Option shall not be exercisable on or after the Expiration Date.

         3. EXERCISE OF OPTION. The Option will become exercisable in accordance with Section 1 of Exhibit A.

         The parties have executed this Agreement in duplicate as of the Grant Date.

PENGE CORP.                                   OPTIONEE

By:    _________________________________      _________________________________

Name:  _________________________________      _________________________________

Title: _________________________________      Address: ________________________
                                                       ________________________

Address:   1930 Village Center Circle 3-446
           Las Vegas, Nevada  89134

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                                   PENGE CORP.

                                  EXHIBIT A TO
                             STOCK OPTION AGREEMENT

         1. TIME OF EXERCISE OF OPTION. Until it expires or is terminated as provided in Sections 5 or 6 of this Exhibit A, the Option may be exercised from time to time to purchase whole shares as to which it has become exercisable. The Option shall be fully exercisable on the Grant Date.

         2. METHOD OF EXERCISE OF OPTION. Except as otherwise provided in this Agreement, the Option may be exercised in accordance with the terms of the Plan.

         3. NONTRANSFERABILITY. The Option is nonassignable and nontransferable by the Optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the Optionee's domicile at the time of death, and during the Optionee's lifetime, the Option is exercisable only by the Optionee.

         4. STOCK SPLITS, STOCK DIVIDENDS. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares, dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made by the Company in (i) the number and kind of shares subject to the Option, or the unexercised portion thereof, and (ii) the Option price per share, so that the Optionee's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Company shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Company. Any such adjustments made by the Company shall be conclusive.

         5. MERGERS, REORGANIZATIONS, ETC. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (each, a "TRANSACTION"), the Company shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating the Option:

                  5.1 The Option shall remain in effect in accordance with its terms.

                  5.2 The Option shall be converted into an option to purchase stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Transaction. The amount, type of securities subject thereto and exercise price of the converted Options shall be determined by the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation(s) to be held by holders of

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shares of the Company following the Transaction. The converted Option shall be vested only to the extent that the vesting requirements relating to the Option have been satisfied.

                  5.3 The Company shall provide a period of 30 days or less before the completion of the Transaction during which the Option may be exercised to the extent then exercisable, and upon the expiration of that period, the Option shall immediately terminate. The Company may, in its sole discretion, accelerate the exercisability of the Option so that the Option is exercisable in full during that period.

         6. DISSOLUTION. In the event of the dissolution of the Company, the Company shall provide a period of 30 days or less before the dissolution of the Company during which the Option may be exercised to the extent then exercisable, and upon the expiration of that period, the Option shall immediately terminate. The Company may, in its sole discretion, accelerate the exercisability of the Option so that the Option is exercisable in full during that period.

         7. CONDITIONS ON OBLIGATIONS. The Company shall not be obligated to issue shares of Common Stock upon exercise of the Option if the Company is advised by its legal counsel that such issuance would violate applicable state or federal laws, including securities laws. The Company will use its best efforts to take steps required by state or federal law or applicable regulations in connection with issuance of shares upon exercise of the Option.

         8. NO RIGHT TO EMPLOYMENT OR SERVICE. Nothing in the Plan or this Agreement shall (i) confer upon the Optionee any right to be continued in the employment of an Employer or interfere in any way with the Employer's right to terminate the Optionee's employment at will at any time, for any reason, with or without cause, or to decrease the Optionee's compensation or benefits, or (ii) confer upon the Optionee any right to be retained or employed by the Employer or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Employer.

         9. SUCCESSORS OF COMPANY. This Agreement shall be binding upon and shall inure to the benefit of any successor of the Company but, except as provided herein, the Option may not be assigned or otherwise transferred by the Optionee.

         10. NOTICES. Any notices under this Agreement must be in writing and will be effective when actually delivered or, if mailed, three days after deposit into the United States mail by registered or certified mail, postage prepaid. Mail shall be directed to the addresses stated on the face page of this Agreement or to such address as a party may certify by notice to the other party.

         11. RIGHTS AS A SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock until the date the Optionee becomes the holder or record of those shares. No adjustment shall be made for dividends or other rights for which the record date occurs before the date the Optionee becomes the holder of record.

         12. AMENDMENTS. The Company may at any time amend this Agreement if the amendment does not adversely affect the Optionee. Otherwise, this Agreement may not be amended without the written consent of the Optionee and the Company.


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         13. GOVERNING LAW. This Agreement shall be governed by the laws of the state of Nevada.

         14. COMPLETE AGREEMENT. This Agreement constitutes the entire agreement between the Optionee and the Company, both oral and written concerning the matters addressed herein, and all prior agreements or representations concerning the matters addressed herein, whether written or oral, express or implied, are terminated and of no further effect.


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